UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2010

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

21355 Ridgetop Circle, Dulles, VA	20166
(Address of Principal Executive Offices)	(Zip Code)

(703) 948-3200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On November 3, 2010, VeriSign, Inc. (the “Company”) terminated its Credit Agreement (defined below), in accordance with Section 2.07 thereof. The Credit Agreement, dated as of June 7, 2006 (the “Credit Agreement”) was entered into among the Company and certain of its subsidiaries, the designated borrowers named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto from time to time. The Credit Agreement was previously amended pursuant to the Amendment Agreement, dated September 17, 2007 (the “Amendment Agreement”), by and among the Company, the several financial institutions thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. The guarantees provided by the Company and certain of its material subsidiaries under the Credit Agreement will terminate simultaneously with the Credit Agreement, subject to the payment of any outstanding termination fees.

The Credit Agreement related to the $500.0 million senior unsecured revolving credit facility (the “Facility”) available to the Company and certain of its designated subsidiaries, and had a scheduled maturity of June 7, 2011. The Facility allowed for cash borrowings up to $500.0 million and the issuance of letters of credit up to a maximum limit of $50.0 million. As of November 3, 2010, there were no borrowings outstanding under the Facility.

The Company terminated the Credit Agreement after undertaking an assessment of its liquidity and working capital needs, and determining that the Company was unlikely to utilize the Facility prior to its scheduled maturity. At the time of termination, the Company was in compliance with all covenants under the Credit Agreement. The Company will not incur any penalties in connection with the termination of the Credit Agreement.

In the ordinary course of their respective businesses, certain of the lenders under, and the other parties to, the Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement. U.S. Bank National Association, a lender under the Credit Agreement, is party to the Indenture, dated August 20, 2007, between the Company, as issuer, and U.S. Bank National Association, as trustee, governing the Company’s 3.25% Junior Subordinated Convertible Debentures due 2037.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: November 4, 2010	By:	/S/ RICHARD H. GOSHORN
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

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